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                                 ACCOUNTANT'S CONSENT


The Board of Directors
Dames & Moore, Inc.;


We consent to the use of our report dated July 30, 1996, included herein and incorporated by reference in the registration Statement on Form S-8 and the related Prospectus pertaining to the Dames & Moore Capital Accumulation Plan.


                                                 /s/ KPMG Peat Marwick LLP

Los Angeles, California
September 27, 1996